UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2009, Golden Star Resources Ltd. (“Golden Star”) entered into a US$30,000,000 Revolving Loan Facility (the “Facility”) pursuant to an agreement (the “Facility Agreement”) with Standard Chartered Bank as Arranger, Original Lender, Agent, Security Trustee and Account Bank, with certain subsidiaries, St. Jude Resources Ltd., First Canadian Goldfields Limited, Fairstar Ghana Limited, Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited (together, the “Golden Star Subsidiaries”), as guarantors. An initial amount of US$15,000,000 is available to Golden Star as of the date of the Facility Agreement, with the balance available in full after the earlier of the completion of the primary syndication period or 90 days following the date of the Facility Agreement. The term of the Facility Agreement extends through September 30, 2012. The amount available under the Facility shall be reduced by $3,000,000 on December 31, 2010 and by an additional $6,000,000 on December 31, 2011.

Loans made pursuant to the Facility Agreement bear interest at (i) the higher of the applicable London Interbank Offered Rate (“LIBOR”) and an alternative base rate (based on a lender’s cost of funds and capped at 1.25% above LIBOR) plus (ii) a margin of 5% plus (iii) an additional interest rate (if applicable) to compensate the lender for certain bank or regulatory authority compliance costs. Golden Star must pay to the Agent a commitment fee of 2.5% per annum on unborrowed amounts under the Facility during the term of the Facility Agreement.

Golden Star may use the amounts borrowed under the Facility Agreement towards general working capital needs and general corporate purposes; provided, however, that Golden Star must seek the written consent of the lender if the loan proceeds are applied to any acquisitions, projects or other operations not located in Ghana or if the total loan proceeds used for such purpose in any period of twelve consecutive months would be in excess of US$25,000,000.

Obligations under the Facility are secured by, among other things, the pledge of certain accounts of Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, present and future inventory and receivables of each Golden Star Subsidiary and the stock of certain material subsidiaries. The Facility Agreement contains certain standard continuing covenants and agreements and requires Golden Star to maintain certain financial ratios.

The foregoing summary is qualified in its entirety by reference to the Facility Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Facility Agreement between the Company and Standard Chartered Bank as Arranger, Original Lender, Agent, Security Trustee and Account Bank; with St. Jude Resources Ltd., First Canadian Goldfields Limited, Fairstar Ghana Limited, Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited as guarantors, dated May 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009

Golden Star Resources Ltd.

By:	/s/ John Labate
John Labate
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Facility Agreement between the Company and Standard Chartered Bank as Arranger, Original Lender, Agent, Security Trustee and Account Bank; with St. Jude Resources Ltd., First Canadian Goldfields Limited, Fairstar Ghana Limited, Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited as guarantors, dated May 1, 2009.